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Exhibit 10.3

JAMDAT MOBILE INC.

SERIES C PREFERRED STOCK PURCHASE AGREEMENT

August 30, 2002

TABLE OF CONTENTS

1. Purchase and Sale of Series C Preferred Stock.		1
1.1	Authorization of Series C Preferred Stock.	1
1.2	Sale and Issuance of Series C Preferred Stock.	1
1.3	The Initial Closing.	1
1.4	Subsequent Closings.	2
1.5	Definition of Closing.	2
2. Representations And Warranties Of The Company.		2
2.1	Organization, Good Standing and Qualification.	2
2.2	Capitalization.	2
2.3	Subsidiaries.	3
2.4	Authorization.	3
2.5	Valid Issuance of Preferred and Common Stock.	3
2.6	Governmental Consents.	4
2.7	Offering.	4
2.8	Litigation.	4
2.9	Compliance with Other Instruments.	4
2.10	Intellectual Property.	5
2.11	Registration Rights, Rights to Acquire Company Securities and Voting Obligations.	5
2.12	Title to Property and Assets.	6
2.13	Employees.	6
2.14	Employee Benefit Plans.	6
2.15	Tax Returns and Payments.	6
2.16	Permits.	6
2.17	Environment and Safety Laws.	6
2.18	Corporate Documents.	7
2.19	Foreign Corrupt Practices Act.	7
2.20	Insurance.	7
2.21	Related Party Transactions.	7
2.22	Financial Statements; Material Liabilities.	8
2.23	Absence of Changes.	8
2.24	Agreements; Action.	8
2.25	Qualified Small Business.	9
3. Representations and Warranties of the Investors.		9
3.1	Authorization.	9
3.2	Purchase for Own Account.	9
3.3	Disclosure of Information.	9
3.4	Investment Experience.	10
3.5	Accredited Investor.	10
3.6	Restricted Securities.	10
3.7	Legends.	10
4. Conditions to Investors' Obligations at Closing.		10
4.1	Closing Conditions.	10
5. Conditions to the Company's Obligations at Closing.		11
5.1	Closing Conditions.	11
6. Miscellaneous.		12
6.1	Notice of Breaches; Updating of Schedules.	12
6.2	Successors and Assigns.	12

6.3	No Third Party Beneficiaries.	12
6.4	Governing Law.	12
6.5	Counterparts; Facsimile Signatures.	12
6.6	Titles and Subtitles.	13
6.7	Notices.	13
6.8	Finder's Fee.	13
6.9	Expenses; Attorneys' Fees.	13
6.10	Amendments.	13
6.11	Severability.	14
6.12	Entire Agreement.	14

List of Schedules

Schedule 1	Investors
Schedule 2	Disclosure Schedule

List of Exhibits

EXHIBIT A	Form of Restated Certificate of Incorporation
EXHIBIT B	Form of Escrow Agreement
EXHIBIT C	Form of Investors' Rights Agreement
EXHIBIT D	Form of Voting Agreement
EXHIBIT E	Form of Opinion of Company Counsel

SERIES C PREFERRED STOCK PURCHASE AGREEMENT

        This SERIES C PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of August 30, 2002 by and among JAMDAT Mobile Inc., a Delaware corporation (the "Company"), and the Investors listed on Schedule 1 hereto (collectively, the "Investors" and each individually, an "Investor").

        THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

        1.    Purchase and Sale of Series C Preferred Stock.

          1.1    Authorization of Series C Preferred Stock.    The Company shall authorize the issuance and sale to Investors of an aggregate of up to 9,259,259 shares of the Company's 8% Series C Convertible Preferred Stock, par value $.0001 per share (the "Series C Preferred Stock"), having the rights, preferences, privileges and restrictions set forth in the Third Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated Certificate"). Prior to the Initial Closing (as such term is defined in Section 1.3 below), the Company will file with the Secretary of State of the State of Delaware the Restated Certificate.

          1.2    Sale and Issuance of Series C Preferred Stock.    Subject to the terms and conditions of this Agreement, each Investor listed on Schedule 1 hereto severally and not jointly subscribes for and agrees to purchase, and the Company agrees to sell and issue to each Investor as provided herein, that number of shares of Series C Preferred Stock as is set forth opposite such Investor's name on Schedule 1 hereto, for a purchase price of $1.08 per share (the "Purchase Price") with the aggregate purchase price for each Investor being as is set forth opposite such Investor's name on Schedule 1 hereto.

          1.3    The Initial Closing.

          (a)   The closing of the initial purchase and sale of the Series C Preferred Stock contemplated by Section 1.2 (the "Initial Closing") shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, 333 South Hope Street, 48th Floor, Los Angeles, California 90071, by an exchange of executed counterpart copies of this Agreement and the other closing documents via facsimile and overnight courier between counsel for the Company and the Investors, on August 30, 2002 or upon such other date as the Investors purchasing at least a majority of the Series C Preferred Stock sold hereunder and the Company may agree. The Initial Closing shall be conducted with respect to 6,746,441 shares of Series C Preferred Stock for an aggregate Purchase Price of $7,286,156.28. At the Initial Closing and each Subsequent Closing (as defined in Section 1.4 hereof), subject to the provisions of Sections 4 and 5, the Company shall deliver to each Investor certificates representing the shares of Series C Preferred Stock that such Investor is purchasing at such Initial or Subsequent Closing, as applicable, against delivery by such Investor of payment of the purchase price therefore by check or wire transfer. The net cash proceeds from the sale of the Series C Preferred Stock to be sold at the Initial Closing and each Subsequent Closing shall be used for working capital and general corporate purposes.

          (b)   At the Initial Closing, Apax Excelsior VI, L.P., Apax Excelsior VI-A C.V. L.P., Apax Excelsior VI-B C.V. L.P. and Patricof Private Investment Club III, L.P. or such parties' affiliates identified as "Investors" on Schedule 1 hereto (the "Patricof Investors") shall cause to be deposited into an escrow account (the "Escrow Account") pursuant to the escrow agreement attached hereto as Exhibit B (the "Escrow Agreement") an aggregate of $713,844.36 in immediately available funds (the "Escrowed Funds"). The Escrowed Funds shall be in addition to the aggregate Purchase Price of $720,384.84 delivered by the Patricof Investors at the Initial Closing for the aggregate 667,023 shares of Series C Preferred Stock purchased by the Patricof Investors at the Initial Closing. The Escrowed Funds shall be held in the Escrow Account pursuant to the terms and conditions of the Escrow Agreement until the Final Closing.

          1.4    Subsequent Closings.

          (a)   For a period beginning on the date hereof and terminating at 12:00 p.m., Los Angeles time, on September 30, 2002 (the "Final Closing Date"), the Company may, in its discretion, provide for subsequent sales of up to 2,512,818 shares of Series C Preferred Stock pursuant to this Agreement upon the terms set forth in Section 1.2 hereof at such time and dates as the Company may determine (each, a "Subsequent Closing"). Subsequent Closings shall take place at such place as the Company and the Investors mutually agree substantially in the manner set forth in Section 1.3.

          (b)   If the Company has not, pursuant to the Initial Closing and all Subsequent Closings issued and sold at least 7,407,408 shares of Series C Preferred Stock for an aggregate Purchase Price of at least $8,000,000.64, then on the Final Closing Date the Company and the Patricof Investors shall cause a portion of the Escrowed Funds in the amount equal to the lesser of the Escrowed Funds or the difference between $8,000,000.64 and the result of $1.08 times the number of shares of Series C Preferred Stock actually issued and sold by the Company to be released to the Company as the Purchase Price for additional shares of Series C Preferred Stock. If the Company has, pursuant to the Initial Closing and all Subsequent Closings issued and sold at least 7,407,408 shares of Series C Preferred Stock for an aggregate Purchase Price of at least $8,000,000.64, then the Company and the Patricof Investors shall cause the Escrowed Funds to be returned to the Patricof Investors upon the terms set forth in the Escrow Agreement.

          1.5    Definition of Closing.    The Initial Closing and each Subsequent Closing may be referred to in this Agreement from time to time simply as the "Closing" and such term shall refer to the particular closing (the Initial Closing or a Subsequent Closing) which takes place between the Company and a particular Investor substantially in the manner set forth in Section 1.3.

        2.    Representations And Warranties Of The Company.    The Company hereby represents and warrants to each Investor that the following statements are true and correct as of the date hereof, except as set forth on the Disclosure Schedule attached hereto as Schedule 2:

          2.1    Organization, Good Standing and Qualification.    The Company is a corporation duly organized, validly existing, in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in the State of California. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the Company.

          2.2    Capitalization.    The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $.0001 per share (the "Common Stock"), of which 9,960,543 shares are issued and outstanding and 28,259,259 shares of preferred stock, par value $.0001 per share (the "Preferred Stock"), of which 5,666,667 shares are designated as Founders Convertible Preferred Stock (the "Founders' Stock"), all of which are issued and outstanding, and 13,333,333 shares are designated as 8% Series B Convertible Preferred Stock (the "Series B Preferred Stock"), all of which are issued and outstanding. Pursuant to the Restated Certificate, a series of Preferred Stock has been created consisting of 9,259,259 shares which are designated as "8% Series C Convertible Preferred Stock," of which none are issued and outstanding prior to the consummation of the transactions contemplated by this Agreement. The rights, powers, preferences, qualifications, limitations and restrictions of the Series C Preferred Stock are as stated in the Restated Certificate. Except for (i) the conversion privileges of the Founders' Stock, (ii) the conversion privileges of Series B Preferred Stock, (iii) the conversion privileges of the Series C Preferred Stock to be issued under this Agreement, (iv) the rights provided for in the Investors' Rights Agreement, dated as of February 26, 2001, as amended, (v) the rights provided for in the

  Amended and Restated Investors' Rights Agreement, to be entered into concurrently with the Closing as provided in Section 4.1(e) hereof (the "Investors' Rights Agreement") and a copy of which is attached hereto as Exhibit C, (vi) restricted stock grants and outstanding options that have been granted under the JAMDAT Mobile Inc. Amended and Restated 2000 Stock Incentive Plan, as such plan may be amended from time to time (the "Plan") and (vii) as set forth on the disclosure schedule attached hereto as Schedule 2 (the "Disclosure Schedule"), there are no outstanding options, warrants, rights (including conversion or preemptive rights) or other agreement for the purchase or acquisition from the Company of any shares of its capital stock or securities exercisable for or convertible into its capital stock. Other than as set forth in the Investors' Rights Agreement and the Disclosure Schedule, the Company is not a party to or bound by any agreement or understanding between any persons and/or entities with respect to any shares of its capital stock. The Plan has been duly adopted by the Board of Directors and approved by the stockholders of the Company. An aggregate of 9,552,550 shares of Common Stock have been reserved for issuance under the Plan of which 6,627,209 shares of Common Stock have been issued pursuant to restricted stock grants, and options to purchase 163,584 shares of Common Stock have been granted, all of which are currently outstanding, and 2,761,757 shares of Common Stock are available for future issuance. All outstanding shares of Common Stock and Preferred Stock are duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended, (the "Act") and from any applicable state securities laws or pursuant to valid exemptions therefrom.

          2.3    Subsidiaries.    The Company does not own or control, directly or indirectly, any interest in any other corporation, association or other business entity, and the Company is not a participant in any joint venture, partnership or similar arrangement.

          2.4    Authorization.    The Restated Certificate has been approved by the Board of Directors of the Company and the stockholders of the Company. The Company has all requisite corporate power to enter into and perform its obligations under this Agreement, the Investors' Rights Agreement, the Amended and Restated Voting Agreement, to be entered into concurrently herewith in the form attached hereto as Exhibit B (the "Voting Agreement"), and all other agreements contemplated hereby and thereby and to issue the shares of Series C Preferred Stock in accordance with the terms hereof. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement, the Voting Agreement and all other agreements and obligations contemplated hereby and thereby, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series C Preferred Stock to be issued hereunder, and of the Common Stock issuable upon conversion of the Series C Preferred Stock (collectively, the "Conversion Stock"), has been taken. This Agreement constitutes, and at the Closing, the Restated Certificate, the Voting Agreement and Investors' Rights Agreement will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and by the possible unavailability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          2.5    Valid Issuance of Preferred and Common Stock.    The Series C Preferred Stock being issued hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this

  Agreement, the Investors' Rights Agreement and applicable state and federal securities laws. The Conversion Stock has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions under this Agreement, the Investors' Rights Agreement, the Company's Bylaws and applicable state and federal securities laws.

          2.6    Governmental Consents.    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the valid execution of this Agreement, the Voting Agreement and the Investors' Rights Agreement and the consummation of the transactions contemplated by this Agreement, the Voting Agreement and the Investors' Rights Agreement except for filings pursuant to applicable state and federal securities laws which will be made following the Initial Closing but in no event later than 15 days after the Initial Closing.

          2.7    Offering.    Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series C Preferred Stock and Conversion Stock as contemplated by this Agreement are exempt from the registration requirements of the Act and will not result in the violation of the qualification or registration requirements of any applicable state securities laws subject to filings pursuant to applicable federal and California securities laws that may be made following the Initial Closing. Neither the Company nor any authorized agent acting on its behalf will take any action that would cause the loss of such exemptions.

          2.8    Litigation.    There is no action, suit, proceeding or investigation pending or currently threatened against the Company, or any of its officers, directors or stockholders, (or to the Company's knowledge, any basis therefor) that questions the validity of this Agreement, the Voting Agreement, the Investors' Rights Agreement or the Restated Certificate, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in (i) any material adverse change in the assets, properties, condition, affairs, business or prospects of the Company or the assets of any stockholder, financially or otherwise, (ii) any liability on the part of the Company or its stockholders or (iii) any material adverse change in the current equity ownership of the Company. The foregoing includes, without limitation, (i) actions, suits, proceedings or investigations (pending or threatened) involving the prior employment of any of the Company's employees, (ii) the use, in connection with the Company's business, of any information or techniques allegedly proprietary to any of the former employers of the Company's employees, or (iii) obligations of the Company's employees under any agreements with former employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

          2.9    Compliance with Other Instruments.    The Company is not in violation or default of its Certificate of Incorporation or Bylaws, or of any instrument, judgment, order, writ, decree, mortgage, agreement, statute or contract to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery, compliance with and the performance of the Company's obligations under this Agreement, the Voting Agreement, the Investors' Rights Agreement and the other agreements, documents and transactions contemplated hereby and thereby, will not and do not (A) materially violate or conflict with, with or without the passage of time and giving of notice, (i) any provision of the Company's Certificate of Incorporation or Bylaws, (ii) any material instrument, judgment, order, writ, decree, mortgage, contract or agreement to which the Company is a party or by which it is bound, or (iii) any provision of any federal or state statute, rule or regulation applicable to the

  Company, the violation of which could reasonably be anticipated to have a material adverse affect on the Company or (B) result in the creation of any material lien, charge or encumbrance upon any assets or properties of the Company or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, any of its assets or properties, or any of its officers, directors or stockholders.

          2.10    Intellectual Property.

          (a)   The Company has sufficient title or other sufficient right to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for and currently used in its business as now conducted or proposed to be conducted. The Company's products do not infringe on any third party trademark, service mark, trade name, copyright or any trade secret right or any issued and existing patents or other proprietary right. Except as set forth in the Disclosure Schedule, there are no material outstanding options, licenses or agreements relating to the foregoing nor is the Company bound by or a party to any material options, licenses or agreements with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. For purposes of this Section 2.10(a) only, any such option, license or agreement shall be deemed to be material only if it may involve (i) obligations (contingent or otherwise) of, or payments to the Company, in excess of $50,000 or (ii) the incurring of any indebtedness for money borrowed or any other liabilities individually in excess or $15,000 or in excess of $30,000 in the aggregate. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

          (b)   Each employee and officer of, and consultant to, the Company has executed an Inventions Assignment and Confidentiality Agreement or Consulting Agreement (containing an inventions assignment and confidentiality agreement), as applicable, with the Company in the form made available to the Investors. The Company is not aware that any of its employees, officers or consultants is in violation thereof. Each employee-inventor has assigned his or her rights to the Company on all inventions, pending patent applications and patents issued and other intellectual property rights created or developed by such employee-inventor that are related to the business of the Company. To the extent that the Company has ever used consultants or independent contractors, each consultant or independent contractor has assigned to the Company his or her rights in and to all material intellectual property rights relating to the Company's products or business. To the Company's knowledge, none of the Company's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as conducted or as proposed to be conducted or that would prevent any such service provider from assigning inventions to the Company. To its knowledge, the Company is not using any inventions of any of its service providers or employees made prior to their employment by or relationship with the Company. Neither the execution nor delivery of this Agreement, the Investors' Rights Agreements and all other agreements contemplated hereby or thereby, nor the carrying on of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

          2.11    Registration Rights, Rights to Acquire Company Securities and Voting Obligations.    Except as set forth in the Investors' Rights Agreement and the Disclosure Schedule, as of the Closing, the

  Company shall not be under any contractual obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth in this Agreement and the Disclosure Schedule, there are no agreements, written or oral, between the Company and any of its stockholders or among any stockholders, relating to the acquisition or disposition of the capital stock of the Company. Except as set forth in the Voting Agreement, to the Company's knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

          2.12    Title to Property and Assets.    The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.13    Employees.    The employment of each officer and employee of the Company is terminable at will. The Company does not have any collective bargaining agreements covering any of its employees. The Company is not aware of any key employee of the Company who has any plans to terminate his or her employment with the Company nor does the Company have a present intention to terminate the employment of any employee. The Company has complied with all applicable state and federal equal employment opportunity and other laws relating to employment.

          2.14    Employee Benefit Plans.    Except for the JAMDAT Mobile Inc. 401(k) Plan and the Company's health plan, the Company does not have or maintain any Employee Benefit Plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except for the Plan, the Company does not have any deferred compensation, bonus, stock option, severance or other similar employee benefit plan. The Company does not maintain any plan subject to Title IV of ERISA or Section 412 of the Code, and at no time has the Company maintained or contributed to any "Multiemployer Plan" described in Section 413 of ERISA. Each employee benefit plan has been maintained and operated in all material respects in accordance with its terms and with applicable provisions of ERISA, the Code and all applicable rulings, regulations and authority issued thereunder and all payments due to such plans have been made when due. No Employee Welfare Benefit Plan, as defined in Section 3(1) of ERISA, provides benefits with respect to current or former employees of the Company beyond their retirement or other termination of service other than coverage mandated by applicable law.

          2.15    Tax Returns and Payments.    The Company has timely filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. The provision for taxes of the Company as shown in the Financial Statements (as defined below) is adequate for taxes due or accrued as of the date thereof. The Company has not made any elections pursuant to the Internal Revenue Code of 1986 which would have a material adverse effect on the Company, its financial condition, its business as presently conducted or any of its properties or material assets.

          2.16    Permits.    The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, and the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. All of such franchises, permits, licenses or other similar authority are in full force and effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          2.17    Environment and Safety Laws.    To the best of the Company's knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, the violation of which would materially adversely affect the Company, and to the best of the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          2.18    Corporate Documents.    The Bylaws and the Restated Certificate of the Company are in the form provided to counsel for the Investors. The minute books of the Company contain minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflect all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes in all material respects.

          2.19    Foreign Corrupt Practices Act.    None of the activities or types of conduct below have been or may have been engaged in by the Company, either directly or indirectly:

            (a)   Any bribes or kickbacks to government officials or their relatives, or any other payments to such persons, whether or not legal, to obtain or retain business or to receive favorable treatment with regard to business; or

            (b)   Any bribes or kickbacks to persons other than government officials, or to relatives of such persons, or any other payments to such persons or their relatives, whether or not legal, to obtain or retain business or to receive favorable treatment with regard to business; or

            (c)   Any illegal contributions made to any political party, political candidate or holder of governmental office; or

            (d)   Any bank accounts, funds or pools of funds created or maintained without being reflected on the corporate books of account, or as to which the receipts and disbursements therefrom have not been reflected on such books; or

            (e)   Any receipts or disbursements, the actual nature of which has been "disguised" or intentionally misrecorded on the corporate books of account; or

            (f)    Fees paid to consultants or commercial agents which exceeded the reasonable value of the services purported to have been rendered; or

            (g)   Any payments or reimbursements made to personnel of the Company for the purposes of enabling them to expend time or to make contributions or payments of the kind or for the purpose referred to in subparagraphs (a)-(f) above. The Company has not violated the United States Foreign Corrupt Practices Act or any other similar laws, statute, rule or regulation of any country.

          2.20    Insurance.    The Company maintains insurance policies, with extended coverage, in commercially reasonable amounts (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

          2.21    Related Party Transactions.    Except as set forth on the Disclosure Schedule, no employee, officer, director or stockholder of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. Except as set forth on the Disclosure Schedule, to the best of the Company's knowledge, none of such persons, other than the direct and indirect holders of the Founders' Stock, has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, directors or stockholders of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

          2.22    Financial Statements; Material Liabilities.    The Company has delivered to the Investors true, correct and complete copies of its balance sheet and income statement at and for the year ended December 31, 2001 (collectively, the "Financial Statements"). The Financial Statements fairly and accurately present the Company's financial position as of such date and the results of operations and changes in its financial position for such period ended. Except as otherwise disclosed in the Financial Statements, the Company has no material liability or obligation, absolute or contingent (individually or in the aggregate), other than (i) liabilities incurred after December 31, 2001, in the ordinary course of business, that are not material, individually or in the aggregate, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

          2.23    Absence of Changes.    Except as set forth in the Disclosure Schedule and as contemplated by this Agreement, since December 31, 2001, (a) the Company has not entered into any transaction which was not in the ordinary course of business, (b) there has been no adverse change in the condition (financial or otherwise) of the business, property, assets, liabilities or prospects of the Company other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse, (c) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) adversely affecting the assets, financial condition, operating results, business or operations of the Company, (d) the Company has not declared or paid any dividend or made any distribution on its capital stock, or redeemed, purchased or otherwise acquired any of its capital stock, (e) the Company has not, other than the declaration or payment of bonuses to the Company's executive officers, changed any compensation arrangement or agreement with any of its key employees or officers, or changed the rate of pay of its employees as a group, (f) the Company has not changed or amended any material contract by which the Company or any of its assets is bound or subject, (g) there has been no resignation or termination of employment of any key officer or service provider of the Company and the Company does not know of any impending resignation or termination of employment of any such officer or service provider that if consummated would have an adverse effect on the business of the Company, (h) there has been no other event or condition of any character pertaining to and materially adversely affecting the assets or business prospects of the Company.

          2.24    Agreements; Action.

          (a)   Except as set forth in the Disclosure Schedule and for agreements contemplated hereby and by the Investors' Rights Agreement, there are no material agreements between the Company and any of its officers, directors, affiliates or any affiliate thereof.

          (b)   Except as set forth herein, in the Disclosure Schedule or as explicitly contemplated hereby and by the Investors' Rights Agreement, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of $50,000 or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, except for off-the-shelf software, or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services.

          (c)   Except as set forth in the Disclosure Schedule, the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $15,000 or in excess of $30,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          (d)   For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          (e)   The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws, that materially adversely affects its business as now conducted, its properties or its financial condition.

          2.25    Qualified Small Business.    The Company represents and warrants to the Investors that as of the date of the Closing, the Company is a "qualified small business" within the meaning of Section 1202(d) of the Internal Revenue Code of 1986, as amended (the "Code") as of the date hereof and the shares of Series C Preferred Stock sold hereunder should qualify as "qualified small business stock" as defined in Section 1202(c) of the Code as of the date hereof. The Company further represents and warrants that, as of the date hereof, it meets the "active business requirement" of Section 1202(e) of the Code, and it has made no "significant redemptions" within the meaning of Section 1202(c)(3)(B) of the Code.

        3.    Representations and Warranties of the Investors.    Each Investor hereby severally and not jointly represents and warrants to the Company that the following statements are true and correct as of the date hereof:

          3.1    Authorization.    Such Investor has full power and authority to enter into this Agreement and the Investors' Rights Agreement and this Agreement constitutes, and at the Closing, the Investors' Rights Agreement will constitute, valid and legally binding obligations of such Investor, enforceable in accordance with their respective terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors rights generally, (ii) as limited by general principles of equity including concepts of materiality, reasonableness, good faith and fair dealing and by the possible unavailability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          3.2    Purchase for Own Account.    The securities to be purchased by such Investor hereunder are being acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Such Investor has no present intention of selling, granting any participation in, or otherwise distributing such securities. Such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to such securities, provided that the disposition by such Investor of its property shall at all times be within its control. To the extent such Investor is a legal entity, such Investor has not been organized for the purpose of acquiring the securities to be purchased hereunder.

          3.3    Disclosure of Information.    Such Investor has received all the information such Investor considers necessary or appropriate for deciding whether to purchase the securities to be purchased hereunder. Such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of such securities and the business, properties, prospects and financial condition of the Company.

          3.4    Investment Experience.    Such Investor is an investor in securities of companies in the development stage, is able to bear the economic risk of this investment and has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment in the securities to be purchased hereunder. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the securities to be purchased hereunder.

          3.5    Accredited Investor.    Such Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Act, as presently in effect.

          3.6    Restricted Securities.    Such Investor understands that the securities to be purchased are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Such Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act as presently in effect and understands the resale limitations imposed thereby and by the Act.

          3.7    Legends.    Each Investor understands that the certificates evidencing the securities to be purchased hereunder shall have endorsed upon them a legend substantially as follows:

    "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH SUCH ACT AND ALL APPLICABLE SECURITIES LAWS."

        4.    Conditions to Investors' Obligations at Closing.

          4.1    Closing Conditions.    The obligations of each Investor to participate in the Closing are subject to the fulfillment on or before the Closing of each of the following conditions (or waiver by such Investor of any condition that is not so fulfilled):

            (a)    Representations and Warranties.    The representations and warranties of the Company contained in Section 2 hereof shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

            (b)    Performance.    The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing. Without limiting the generality of the foregoing, the Company shall have filed the Restated Certificate with the Secretary of State of the State of Delaware as required by Section 1.1.

            (c)    Compliance Certificate.    The Company shall deliver to the Investors a certificate signed by an officer of the Company stating that the conditions specified in the foregoing Sections 4.1(a) and 4.1(b) have been fulfilled.

            (d)    Proceedings and Documents.    All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

            (e)    Investors' Rights Agreement.    The Company and each Investor shall have executed and delivered the Investors' Rights Agreement in substantially the form attached hereto as Exhibit C.

            (f)    Opinion of Company Counsel.    The Investors shall have received from Sheppard, Mullin, Richter & Hampton LLP, counsel to the Company, an opinion dated as of the Closing in the form attached as Exhibit D.

            (g)    Delivery of Certificates.    The Investors shall have received the stock certificates representing the shares of Series C Preferred Stock to be purchased at the Closing.

            (h)    Qualifications.    All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

            (i)    Board of Directors.    The Company shall have taken all necessary corporate action such that immediately following the Closing, the directors of the Company shall be Mitch Lasky (nominated by the holders of Common Stock), Neeraj Bharadwaj (nominated by the holders of Founders' Stock), Paul Vais (nominated by the holders of the Series B Preferred Stock), Sangam Pant (nominated by the unanimous consent of the other four directors) and a director to be appointed by the holders of the Series C Preferred Stock.

            (j)    Proceedings and Documents.    All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and each Investor shall have received all counterpart originals and certified or other copies of such documents as it may reasonably request. Such documents shall include (but not be limited to) the following:

              (i)    Certified Charter Documents.    A copy of the Restated Certificate and the Bylaws of the Company (as amended through the date of the Closing), certified by the Secretary of the Company as true and correct copies thereof as of the Closing.

              (ii)   Secretary's Incumbency Certificate.    A certificate of the Secretary or other officer of the Company certifying the names of the officers of the company authorized to sign this Agreement, the certificates for the Series C Preferred Stock and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers, together with the true signatures of such officers.

              (iii)  Corporate Actions.    A copy of the resolutions of the Board of Directors and, if required, the stockholders of the Company approving the Restated Certificate, this Agreement, the Voting Agreement, the Investors' Rights Agreement and the other matters contemplated hereby, certified by the Secretary of the Company to be true, complete and correct.

              (iv)  Good Standing Certificates.    Good standing certificates and applicable tax certificates issued by the Delaware Secretary of State and California Secretary of State dated within 10 days of the Closing with applicable "bring-down" certificates dated as of the date hereof.

        5.    Conditions to the Company's Obligations at Closing.

          5.1    Closing Conditions.    The obligations of the Company under this Agreement are subject to the fulfillment on or before Closing, of each of the following conditions by each Investor (or the waiver by the Company of any condition that is not so fulfilled):

            (a)    Representations and Warranties.    The representations and warranties of each Investor contained in Section 3 shall be true and correct at the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

            (b)    Payment of Purchase Price.    Each Investor shall have delivered the applicable purchase price for the securities to be purchased by such Investor at the Closing.

            (c)    Investors' Rights Agreement.    The Company and each Investor shall have executed and delivered the Investors' Rights Agreement in substantially the form attached hereto as Exhibit C.

            (d)    Escrow Agreement.    The Company and each Patriciof Investor shall have executed and delivered the Escrow Agreement in substantially the form attached hereto as Exhibit B.

            (e)    Qualifications.    All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series C Preferred Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

        6.    Miscellaneous.

          6.1    Notice of Breaches; Updating of Schedules.    From and after the date of this Agreement and through the Closing, each party shall notify the other party of (i) any material changes that may be required to the representations and warranties contained herein (including any required changes in the Schedules attached hereto) to make such representations and warranties true and correct in light of any change in fact or circumstances and (ii) any breaches of any such representations or warranties. Provision of notice shall not, however, limit any party's liability for any breach of any warranty nor shall such amendment or correction to any representation or warranty have the effect of amending such representation or warranty for the purposes of satisfying the Closing condition set forth in Section 4.1(a); provided, however, that if the Investors elect to proceed with the Closing having received notice of any such amendment or correction of any such representation or warranty, such representation or warranty shall be deemed to be so amended or corrected concurrently with the Closing for the purposes of any subsequent claims based on the alleged breach of such representation or warranty.

          6.2    Successors and Assigns.    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. The Investors may assign some or all of the rights hereunder, provided, however, that any such assignment shall not release the Investor from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. The Company may not assign its rights, obligations or liabilities under this Agreement without the written consent of the holders of a majority of the outstanding Series C Preferred Stock.

          6.3    No Third Party Beneficiaries.    Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.4    Governing Law.    This Agreement is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code (or any similar such provision)) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

          6.5    Counterparts; Facsimile Signatures.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any signature page delivered by facsimile or telecopy machine shall be binding to the same extent as an original.

          6.6    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.7    Notices.    Any notice under this Agreement shall be in writing and any written notice or other document shall be deemed to have been given: (i) on the date of personal service of the parties, (ii) on the third business day after mailing, if the document is mailed by registered mail, (iii) one day after being sent by professional or overnight courier, or (iv) on the date of transmission if sent by telecopy or other means of electronic transmission, with receipt confirmed. Any such notice shall be delivered or addressed to the Company at the address set forth below or at the most recent address specified by the addressee through written notice under this provision. Failure to conform to the requirements of this section shall not defeat the effectiveness of notice actually received by the addressee.

  If to the Company:

    JAMDAT Mobile Inc.
    3415 S. Sepulveda Blvd., Suite 500
    Los Angeles, California 90034
    Facsimile: (310) 636-3103
    Attn: Craig S. Gatarz, Esq.
    Chief Operating Officer and General Counsel

  with a copy to:

    Sheppard, Mullin, Richter & Hampton LLP
    800 Anacapa Street
    Santa Barbara, California 93101
    Facsimile: (805) 568-1955
    Attn: C. Thomas Hopkins, Esq.

  If to an Investor:

    At the address set forth under each such Investor's name on Schedule 1 hereto.

          6.8    Finder's Fee.    Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          6.9    Expenses; Attorneys' Fees.    Each party shall pay its own costs and expenses with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement, the Restated Certificate, or any other agreement or document contemplated hereby or thereby, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party is entitled.

          6.10    Amendments.    This Agreement may be amended only with the written consent of the Company and the holders of a majority of the voting power of the Series C Preferred Stock then outstanding, treated as a single class. Any amendment effected in accordance with this Section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

          6.11    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          6.12    Entire Agreement.    This Agreement and the other agreements and documents referred to herein (including the Exhibits and Schedules hereto) constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner with respect to the subject matter hereof by any representations, warranties or covenants except as specifically set forth herein or therein.

        IN WITNESS WHEREOF, the parties hereto have caused this Series C Preferred Stock Purchase Agreement to be duly executed as of the date first above written.

COMPANY:
JAMDAT MOBILE INC., a Delaware corporation
By:	/s/ MITCH LASKY Mitch Lasky Chief Executive Officer

[SIGNATURE PAGE TO JAMDAT MOBILE INC.
SERIES C STOCK PURCHASE AGREEMENT]

INVESTORS:
QUALCOMM INCORPORATED
By:	/s/ TONY THOMLEY
Name:	Tony Thomley
Title:	President and COO
Address: 5775 Morehouse Drive San Diego, CA 92121
INTEL CAPITAL CORPORATION
By:	/s/ NOEL LAZO
Name:	Noel Lazo
Title:	Assistant Treasurer
Address: Intel Capital Corporation c/o Intel Corporation Attn: Intel Capital Portfolio Manager 2200 Mission College Blvd., M/S RN6-46 Santa Clara, CA 95052 Facsimile: (408) 765-6038
With a copy by email to: portfolio.manager@intel.com

SUN MICROSYSTEMS, INC.
By:	/s/ BRIAN SUTPHIN
Name:	Brian Sutphin
Title:	VP, Corporate Strategy and Development

Address:
Brian Sutphin
VP, Corporate Strategy and Development
Sun Microsystems, Inc.
4120 Network Circle
MS: SCA12-302
Santa Clara, CA 95054
Phone: (650) 960-1300
Fax: (408) 276-4202
Email: brian.sutphin@sun.com
With a copy to:
Don Scully, CB1S The Northern Trust Company Re: Sun Microsystems, Inc. 801 S. Canal Street Chicago, IL 60607 Phone: (312) 557-6309 Fax: (312) 557-6502 Email: ds71@ntrs.com

APAX EXCELSIOR VI, L.P.
By:	Apax Excelsior VI Partners, L.P. Its General Partner
By:	Patricof & Co. Managers, Inc. Its General Partner
By:	/s/ PAUL VAIS
Name:
Title:
Address: 445 Park Avenue New York, NY 10022
APAX EXCELSIOR VI-A C.V. L.P.
By:	Apax Excelsior VI Partners, L.P. Its General Partner
By:	Patricof & Co. Managers, Inc. Its General Partner
By:	/s/ PAUL VAIS
Name:
Title:
Address: 445 Park Avenue New York, NY 10022

APAX EXCELSIOR VI-B C.V. L.P.
By:	Apax Excelsior VI Partners, L.P. Its General Partner
By:	Patricof & Co. Managers, Inc. Its General Partner
By:	/s/ PAUL VAIS
Name:
Title:
Address: 445 Park Avenue New York, NY 10022
PATRICOF PRIVATE INVESTMENT CLUB III, L.P.
By:	Apax Excelsior VI Partners, L.P. Its General Partner
By:	Patricof & Co. Managers, Inc. Its General Partner
By:	/s/ PAUL VAIS
Name:
Title:
Address: 445 Park Avenue New York, NY 10022

SHEPPARD, MULLIN, RICHTER & HAMPTON, LLP
By:	/s/ JAMES J. SLABY
Name:	James J. Slaby
Title:	Partner
Address: 333 S. Hope Street, 48th Floor Los Angeles, CA 90071
HOPKINS-KANEOKA FAMILY TRUST, U/T/D JULY 2, 2002
By:	/s/ C. THOMAS HOPKINS
Name:	C. Thomas Hopkins
Title:	Trustee
Address: 800 Anacapa Street Santa Barbara, CA 93101

SCHEDULE 1

INVESTORS

Investor	Total Number of Shares of Series C Preferred Stock	Total Dollar Commitment for Shares of Series C Preferred Stock
QUALCOMM Incorporated	4,629,630	$5,000,000.40
Intel Capital Corporation	667,023	$720,384.84
Sun Microsystems, Inc.	667,023	$720,384.84
Apax Excelsior VI, L.P.	569,504	$615,064.32
Apax Excelsior VI-A C.V. L.P.	46,558	$50,282.64
Apax Excelsior VI-B C.V. L.P.	31,017	$33,498.36
Patricof Private Investment Club III, L.P.	19,944	$21,539.52
Sheppard, Mullin, Richter & Hampton, LLP	92,592	$99,999.36
Hopkins-Kaneoka Family Trust, u/t/d July 2, 2002	23,150	$25,002.00

Sub Total:	6,746,441	$7,286,156.28

Escrowed Funds	660,967	$713,844.36

Total	7,407,408	$8,000,000.64

[SCHEDULE 1 TO JAMDAT MOBILE INC.
SERIES C STOCK PURCHASE AGREEMENT]

SCHEDULE 2

DISCLOSURE SCHEDULE

        2.2    Option/Warrant Grants.

Name of Optionee/Warrant Holder	Number of Shares
Nida & Maloney, LLP (prior counsel to the Company) (No. 1)	12,000
Electronic Arts, Inc. (No. 3)	1,000,000
Activision Publishing, Inc. (No. 4)	400,000
Yan Qui (expired on 6/30/02)	12,000
Silicon Valley Bank (No. 2)	26,000

  Preemptive Rights.

        Pursuant to that certain Preemptive Rights Agreement, dated August 18, 2000 and entered into by and between the Company, eCompanies Wireless Enterprises LLC ("eCompanies") and Sprint eWireless, Inc. ("Sprint") (the "Preemptive Rights Agreement"), eCompanies (and its successors or permitted assigns) holds a preemptive right to purchase its pro-rata share, as determined on a fully diluted and as-converted basis, of equity securities issued by the Company as part of an equity financing transaction.

        Pursuant to the Preemptive Rights Agreement, Sprint has the right, to the extent that eCompanies waives or does not fully exercise its preemptive right under the same agreement, to purchase the remaining portion, if any, of the shares subject to eCompanies' preemptive right, provided that the number of shares which Sprint may purchase shall be limited to such number of shares that corresponds on a pro-rata basis, to Sprint's then current aggregate direct and indirect fully diluted ownership position held in eCompanies.

        2.10    Intellectual Property

        See Section 2.24 of this Disclosure Schedule.

        2.11    Rights to Acquire Company Securities and Registration Rights.

        The following instruments or agreements contain provisions pursuant to which the Company has granted registration rights with respect to the Company's securities:

  1.
  Nida & Maloney Warrant

  2.
  Silicon Valley Bank Warrant

  3.
  Activision Publishing, Inc. Warrant

        The following instruments or agreements contain provisions pursuant to which the Company has granted rights to acquire the Company's securities:

  1.
  Activision Publishing, Inc. Warrant

  2.
  Nida & Maloney Warrant

  3.
  Silicon Valley Bank Warrant

  4.
  Yan Qui Warrant (expired on 6/30/02)

  5.
  Electronic Arts, Inc. Warrant

  6.
  Investors' Rights Agreement, dated as of February 26, 2001, as amended. (Series B).

  7.
  Amended and Restated Investors' Rights Agreement, dated as of August 30, 2002. (Series C).

  8.
  See discussion of Preemptive Rights in Section 2.2 of this Disclosure Schedule

  [SCHEDULE 2 TO JAMDAT MOBILE INC.
  SERIES C STOCK PURCHASE AGREEMENT]

        2.13    See Schedule 2.23 regarding Shumeet Baluja.

        2.21    Related Party Transactions.

        The Company has loaned to certain of its officers 90% of the purchase price required to be paid by such officers in connection with certain restricted stock grants. The employee name, restricted stock grant amount and loan amount are as follows:

Name	Shares Granted	Loan Amount
Mitch Lasky, Chief Executive Officer	2,543,000	87,120
Scott Lahman, President, JAMDAT Studios	550,000	30,600
Zachary Norman, VP-Creative	370,000	13,743
Austin Murray, VP-Business Development	370,000	13,770
Navid Ghiami, VP-Engineering	333,000	10,773
Michael Marchetti, CFO	800,000	35,100
Craig Gatarz, COO and General Counsel	333,000	13,473
Eric Wilson, VP-Platform Engineering	85,000	2,835
Benjamin Jones, VP-Corporate Services Sales	150,000	6,750
Thomas Ellsworth, EVP, Corp Development and Marketing	225,000	18,225
Minard Hamilton	225,000	18,225

        The total indebtedness to the Company in connection with these notes is $250,614. A copy of the form of promissory note has been made available to the Investors.

        The notes (a) bear interest at a variable rate equal to the minimum sufficient stated rate allowable under Proposed Treasury Regulations Sections 1.7872-3(b) and 1.7872-3(c) or any successor regulations to such sections, (b) are secured by the restricted stock purchased by such officer, (c) are recourse up to fifty percent (50%) of the outstanding principal amount of the note and (d) are due and payable upon the earlier of (i) the fifth anniversary of the date of the note or (ii) on such date as the officer is no longer providing services to the Company or an affiliate thereof.

        One or more officers or directors of the Company may hold stock or other equity interests in one or more affiliates of the Company, including without limitation, eCompanies Wireless LLC, eCompanies LLC or any of their respective portfolio companies, arising out of such directors' or officers' prior or continuing employment with one or more of these affiliated entities.

        By agreement dated as of August 19, 2002, the Company repurchased 683,583 shares of unvested common stock from Shumeet Baluja by canceling two promissory notes that Baluja made in favor of the Company, one in the principal amount of $24,300.00 and the other in the principal amount of $9,538.00.

        2.23    Changes.

        (a)   On August 15, 2002, the Company entered into a Letter of Intent to acquire a wireless multiplayer gaming technology (the "Technology") from DemiVision, LLC, located in Huntington Beach, CA. In consideration for the Technology, the Company will pay $155,000 in cash and grant an option to purchase 175,000 shares of the Company's common stock at an exercise price of $.11 per share or such other amount as may be fixed by the Company's board of directors. The option shall become fully exercisable in six months under certain conditions. In addition, DemiVision's founder and two other DemiVision employees will be joining the Company as employees; these new employees will spearhead the integration of the Technology with the Company's existing technology offerings. The closing of the transaction to acquire the Technology is contingent upon the consummation of the transactions contemplated by this Agreement.

        (e);(g)    Shumeet Baluja, the Company's Chief Technology Officer, began a Company-approved leave of absence on March 1, 2002 for personal family reasons. During his leave, he continued to work with the Company from Virginia. As of May 1, 2002, Mr. Baluja's annual base salary was reduced to

$42,000 and the vesting on his restricted stock was suspended, all pending his return to the Company.    As of August 16, 2002, the Company terminated Mr. Baluja. By agreement dated as of August 19, 2002, the Company repurchased 683,583 shares of unvested common stock from Mr. Baluja. These shares will be returned to the employee option pool.

        2.24    Agreements; Actions.

  (a)    1.    Wireless Internet Service Agreement by and between Sprint Spectrum L.P. and JAMDAT Mobile Inc., dated October 20, 2000 (WAP).

          2.     Wireless Internet Service Agreement by and between Sprint Spectrum L.P. and JAMDAT Mobile Inc., dated May 17, 2002 (J2ME).

          3.     Professional Services Agreement by and between Sprint Spectrum, L.P. and JAMDAT Mobile Inc., dated April 30, 2002 (Sprint Launch).

          4.     The Company's officers and directors may be party to the following agreements with the Company: (i) Restricted Stock Grant Agreements; or (ii) Stock Option Agreements, in each case related to compensation for services rendered to the Company by such officer or director. See also Section 2.21 of this Disclosure Schedule.

  (b)(i) 1.    Wireless Internet Service Agreement by and between Sprint Spectrum L.P. and JAMDAT Mobile Inc., dated May 17, 2002 (J2ME).

          2.     Professional Services Agreement by and between Sprint Spectrum, L.P. and JAMDAT Mobile Inc., dated April 30, 2002 (Sprint Launch).

          3.     BREW Publisher Agreement, by and between Qualcomm Incorporated and JAMDAT Mobile Inc., dated November 12, 2001.

          4.     Support and Services Agreement by and between Cybird Co., Ltd. and JAMDAT Mobile Inc., dated February 6, 2002 (Japan Distribution).

          5.     License Agreement by and between M-Dream Co., Ltd. and JAMDAT Mobile Inc., dated March 1, 2002 (Korea Distribution).

          6.     Software Distribution Agreement by and between Motorola, Inc. and JAMDAT Mobile Inc., dated April 26, 2002 (Motorola/Nextel Distribution).

          7.     BREW Application License by and between Cellco Partnership d/b/a Verizon Wireless and JAMDAT Mobile Inc. (Verizon Brew Agreement).

          8.     AT&T Master Agreement by and between AT&T Corp. and JAMDAT Mobile Inc., dated September 4, 2001 (Hosting Services).

          9.     Engagement Agreement by and between Burson-Marsteller and JAMDAT Mobile Inc., dated November 20, 2001 (Public Relations).

          10.   Support Agreement by and between Data Systems Worldwide and JAMDAT Mobile Inc., dated July 9, 2001 (Computer Equipment and Services).

          11.   Sublease by and among Spieker Properties, L.P., iFilm Corp. and JAMDAT Mobile Inc., dated March 14, 2001 (Office Sublease).

          12.   Purchase Order by and between Oracle Corporation and JAMDAT Mobile Inc., dated May 25, 2001(and additional supporting documentation) (Database Software and Licensing).

          13.   eEnterprise License Agreement by and between Great Plains Software O.C. and JAMDAT Mobile Inc., dated May 31, 2001 (Accounting Software).

          14.   Development Agreement by and between BLAM! and JAMDAT Mobile Inc., dated July 20, 2001 (Third Party Developer).

          15.   Development Agreement by and between Hypnos Entertainment, Inc. and JAMDAT Mobile Inc., dated July 18, 2001 (Third Party Developer).

          16.   Development Agreement by and between Mascon Information Technologies and JAMDAT Mobile Inc., dated May 31, 2001 (Third Party Developer).

          17.   Development Agreement by and between Mark Phoenix d/b/a Phoenix Soft Entertainment and JAMDAT Mobile Inc., dated September 27, 2001 (Third Party Developer).

          18.   Development Agreement by and between Sennari Interactive, Inc. and JAMDAT Mobile Inc., dated June 29, 2001 [sic] (Third Party Developer).

          19.   Software License Agreement by and between Alltel Communications, Inc. and JAMDAT Mobile Inc., dated June 26, 2002 (Alltel BREW Agreement).

          20.   Software License Agreement by and between United States Cellular Corporation and JAMDAT Mobile Inc., dated as of July 17, 2002 (USCC BREW Agreement).

          21.   Letter of Intent to acquire wireless multiplayer gaming platform technology from DemiVision, LLC, dated August 15, 2002. See Section 2.23(a) of this Disclosure Schedule.

          22.   The Company has entered into various software development agreements with certain other third party developers, which do not individually, but may in the aggregate, involve obligations (contingent or otherwise) of, or payments to the Company, in excess of $50,000.

  (b)(ii) 1.    Wireless Game Development and Distribution Agreement by and between Electronic Arts, Inc. and JAMDAT Mobile Inc., dated September 13, 2001.

          2.     License Agreements by and between Activision Publishing, Inc. and JAMDAT Mobile Inc. dated March 1, 2002 and July 3, 2002, respectively.

          3.     License Agreement by and between Infogrames Interactive Inc. and JAMDAT Mobile Inc.

          4.     Wireless Development and Distribution Agreement by and between PopCap Games Inc. and JAMDAT Mobile Inc., dated August 16, 2001.

          5.     Wireless Development and Distribution Agreement by and between Steven Seagal and JAMDAT Mobile Inc., dated September 19, 2001.

          6.     License Agreement by and between M-Dream Co. Ltd. and JAMDAT Mobile Inc., dated July 1, 2002 (North American Distribution of M-Dream Content).

  (c)(ii) Loan and Security Agreement by and between Silicon Valley Bank and JAMDAT Mobile Inc., dated as of July 13, 2001 for $400,000 equipment financing line of credit.

  (c)(iii) See Section 2.21 of this Disclosure Schedule.

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JAMDAT MOBILE INC. SERIES C PREFERRED STOCK PURCHASE AGREEMENT August 30, 2002
TABLE OF CONTENTS
List of Schedules
List of Exhibits
SERIES C PREFERRED STOCK PURCHASE AGREEMENT
SCHEDULE 1 INVESTORS
SCHEDULE 2 DISCLOSURE SCHEDULE